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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 14, 1999 relating to the financial statements of JLC Learning Corporation (prior to being acquired by WRC Media Inc.) as of December 31, 1998 and for each of the two years in the period ended
December 31, 1998, which appears in such Registration Statement. We also consent to the reference to our firm under the caption "Independent Public Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP


Phoenix, Arizona
June 28, 2000